SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ]  Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-12

                           THISTLE GROUP HOLDINGS, CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
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          (5)  Total fee paid:
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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:
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          (2) Form, Schedule or Registration Statement No.:
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          (3) Filing Party:
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          (4) Date Filed:
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

                    [THISTLE GROUP HOLDINGS, CO. LETTERHEAD]




March 19, 2003

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Thistle Group Holdings, Co. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday, April 16, 2003, at 9:30 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company. Directors and officers of the Company and representatives of Deloitte & Touche LLP, independent accountants, will be present to respond to questions stockholders may have.

         You will be asked to elect two directors and to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. The Board of Directors has approved each of these proposals and recommends that you vote FOR them.

         Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. We encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

                                           Sincerely,




                                           /s/John F. McGill, Jr.
                                           ----------------------
                                           John F. McGill, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer

--------------------------------------------------------------------------------
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 2003
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Thistle Group Holdings, Co. (the "Company"), will be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday, April 16, 2003 at 9:30 a.m. local time, for the following purposes:

     1.   To elect two directors of the Company; and

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2003;

all as set forth in the Proxy Statement accompanying this notice, and to transact such other business as may properly come before the Meeting and any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting. Stockholders of record at the close of business on March 4, 2003, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2002 is enclosed.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE ENCOURAGED TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/Francis E. McGill, III
                                        -------------------------
                                        Francis E. McGill, III, Secretary

Philadelphia, Pennsylvania
March 19, 2003


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement and the accompanying proxy card are being mailed to stockholders of Thistle Group Holdings, Co. (the "Company") commencing on or about March 19, 2003 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of stockholders (the "Meeting") to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday, April 16, 2003, at 9:30 a.m., local time.

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election of directors named in Proposal 1, (b) FOR Proposal 2 (ratification of the independent accountants), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Corporate Secretary of the Company (Francis E. McGill, III, at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128) written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) attending the Meeting and giving the Secretary notice of your intention to vote in person.

         WHETHER OR NOT YOU ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE ASKED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD. SHARES CAN BE VOTED AT THE MEETING ONLY IF YOU ARE REPRESENTED BY PROXY OR ARE PRESENT IN PERSON.

--------------------------------------------------------------------------------
                         VOTING STOCK AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors of the Company ("Board of Directors" or "Board") has fixed the close of business on March 4, 2003 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. On the record date, there were 5,267,475 shares of the Company common stock outstanding (the "Common Stock"). Each stockholder of record on the record date is entitled to one vote for each share held.

         The Articles of Incorporation of the Company (the "Articles of Incorporation" or "Articles") provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles and includes shares beneficially owned by such person or any of his or her affiliates or associates (as defined in the Articles), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non- Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, as set forth in Proposal 1, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present, in person or represented by proxy, at a meeting and entitled to vote in the election of directors.

         As to the ratification of accountants (Proposal 2) and all other matters that may properly come before the Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) Broker Non-Votes or (ii) proxies marked "ABSTAIN" as to that matter.


--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the record date, persons or groups who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock as of the record date.


                                             Amount and Nature of      Percent of Shares of
Name and Address of Beneficial Owner         Beneficial Ownership    Common Stock Outstanding
------------------------------------         --------------------    ------------------------

Roxborough-Manayunk Bank                          677,045 (1)              12.9%
Employee Stock Ownership Plan Trust ("ESOP")
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

John F. McGill, Jr.                               399,766 (2)               7.3%
6060 Ridge Avenue
Philadelphia, Pennsylvania 19128

Cornelia A. McGill                                263,584 (3)               5.0%
120 Birkdale Drive
Blue Bell, Pennsylvania 19422

Jerry A. Naessens                                 270,804 (2)               5.0%
6060 Ridge Avenue
Philadelphia, Pennsylvania 19128

Jeffrey L. Gendell                                343,555 (4)               6.5%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830

-------------------------------

(1) The ESOP purchased such shares for the exclusive benefit of plan participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The Bank's board of directors (the "Bank's Board") has appointed a committee consisting of Directors John F. McGill, Jr., James C. Hellauer, and Charles A. Murray to serve as the ESOP administrative committee ("ESOP Committee") and to serve as the ESOP Trustees ("ESOP Trustees"). The ESOP Committee or the Bank's Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participants accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting directive is received, will be voted by the ESOP Trustee as directed by the Bank's Board or the ESOP Committee. As of the record date, 188,550 shares have been allocated under the ESOP to participant accounts.

(2)  See "Proposal 1 -- Election of Directors."

(3) The information as to Cornelia A. McGill is derived from a Schedule 13G, filed January 7, 2003, which states that Cornelia A. McGill has sole voting power over 145,830 shares and shared voting and dispositive power over 117,754 shares.

(4) The information as to Jeffrey L. Gendell, Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C. (collectively, the "Reporting Persons"), is derived from a Schedule 13D, filed February 18, 2003, which states that the Reporting Persons, through certain of its affiliates, had shared voting power and shared dispositive power with respect to 343,555 shares.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the 1934 Act, requires the Company's Board and executive officers to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. On December 31, 2002, John F. McGill, Jr. and Douglas R. Moore were granted stock options. Due to an administrative oversight, the stock option awards were not reported on a Form 4 in a timely manner, but instead were reported on a Form 5 filed on January 31, 2003. To the best of the Company's knowledge, all of the filings by the Company's other directors and executive officers were made on a timely basis during the 2002 fiscal year. The Company is not aware of other beneficial owners of more than ten percent of its Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors currently consists of seven members, each of whom also serves as a director of Roxborough-Manayunk Bank (the "Bank"). The Company's Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

         The Company's Nominating Committee presented its recommendation of nominees for directors to the full Board of Directors. The Board of Directors reviewed and accepted the Nominating Committee's recommendation for nominees. Add B. Anderson, Jr. and Francis E. McGill, III (the "Nominees") have been nominated by the Board of Directors for a term of three years. Messrs. Anderson and McGill currently serve as directors of the Company.

         The persons named as proxies in the enclosed proxy card intend to vote for the election of the person listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should either of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

         The following table sets forth the names, ages, terms of, and length of board service for the persons nominated for election as directors of the Company at the Meeting and each other director of the Company who will continue to serve as director after the Meeting.

                                                                                  Shares of
                                               Year First          Current      Common Stock
                                               Elected or          Term to      Beneficially        Percent
Name and Title                    Age(1)      Appointed(2)         Expire         Owned(3)        of Class(%)
--------------                    ------      ------------         ------       ------------     -----------

                    BOARD NOMINEES FOR TERM TO EXPIRE IN 2006

Add B. Anderson, Jr.                76            1973              2003            140,014         2.6
Director

Francis E. McGill, III              43            1991              2003            115,527         2.2
Director
                         DIRECTORS CONTINUING IN OFFICE

William A. Lamb, Sr.                66            1993              2004             60,274         1.1
Director

Jerry A. Naessens                   67            1992              2004            270,804         5.0
Executive Vice President,
Chief Financial Officer
and Director(5)

James C. Hellauer                   64            1999              2005             71,005(4)      1.3
Director

John F. McGill, Jr.                 41            1991              2005            399,766(4)      7.3
Chairman of the Board
and Chief Executive
Officer

Charles A. Murray                   45            2000              2005             62,100(4)      1.2
Director
                                          EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Douglas R. Moore                    42                                               88,315         1.7
Senior Vice President

Pamela M. Cyr                       35                                               40,705           *
Chief Financial Officer

All directors and                                                                 1,248,509        21.8
executive officers as a
group (9 individuals)


-----------------------

(1)  At December 31, 2002.
(2) Represents year first elected to either the Board of Directors of the Company or the Bank, or a predecessor institution.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust, and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the record date: John F. McGill, Jr. - 176,575, Charles A. Murray - 7,500, Add B. Anderson, Jr. - 17,500, Francis
     E. McGill, III - 39,000, William A. Lamb, Sr. - 17,500, Jerry A. Naessens - 117,845, Douglas R. Moore - 40,167 and Pamela M. Cyr - 32,167 .

(footnotes continued on next page)

(4) Excludes 677,045 shares under the employee stock ownership plan ("ESOP") for which such individuals exercise shared voting and investment power with respect to such shares as a member of the ESOP Trustee and/or ESOP Committee. Excludes 154,578 Restricted Stock Plan ("RSP") shares which were previously awarded but subject to forfeiture for which such individuals exercise shared voting and investment power with respect to such shares as a member of the RSP committee. Such individuals disclaim beneficial ownership with respect to the ESOP and RSP shares held in a fiduciary capacity.

(5) Mr. Naessens retired as Executive Vice President and Chief Financial Officer effective December 31, 2002. He remains a director of the Company and the Bank. * Less than 1% of the Common Stock outstanding.

Biographical Information

         The principal occupation of each director, nominee for director, and executive officer of the Company is set forth below. Unless otherwise noted, all persons have held their present occupation for the last five years.

Nominees for Directors:

         Add B. Anderson, Jr. is the sole owner of KeyBis Corporation (formerly Eastern Continuous Forms, Inc.), a manufacturer of business forms in Blue Bell, Pennsylvania. Mr. Anderson, Jr. is the Chairman of the Board of Trustees for both Roxborough Memorial Hospital and Roxborough Memorial Health Foundation.

         Francis E. McGill, III is the sole proprietor of the law firm of McGill and McGill, Philadelphia, Pennsylvania. The law firm of McGill and McGill serves as general counsel to the Company and the Bank. He is a member of the Board of Trustees of Roxborough Memorial Hospital. John F. McGill, Jr. and Mr. McGill, III are first cousins.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTORS.

Continuing Directors:

         William A. Lamb, Sr. is Executive Vice President of Staples, Inc.

         Jerry A. Naessens was Executive Vice President and Chief Financial Officer of the Company from 1991 to December, 2002 and President of the Bank from June 2000 until December, 2002. Mr. Naessens was employed by the Bank since 1991. Prior to Mr. Naessen's employment with the Bank, he was Partner-in-Charge of the Financial Institutions Practice at the Philadelphia office of Deloitte & Touche.

         James C. Hellauer is Executive Director of Colmen Group, a diversified financial services company located in Wayne, Pennsylvania. In addition, he is also the owner of James C. Hellauer & Associates, a consulting firm. Mr. Hellauer is a member of the board of directors of the Philanthropic Mutual Life Insurance Company, the Philanthropic Mutual Fire Insurance Company, and daly.commerce.

         John F. McGill, Jr. is the Chairman of the Board and Chief Executive Officer of the Company and the Bank and was the President of the Bank until the appointment of Mr. Naessens as President of the Bank in June 2000. He has served the Bank in various officer positions since 1984 and has been a director since 1991. Mr. McGill, Jr. serves on the finance committee of the Basilica of the National Shrine in Washington, D.C. Francis E. McGill, III and Mr. McGill, Jr. are first cousins.

         Charles A. Murray is the Founder and Principal of Rhodyo Venture Group, an investment firm located in Bala Cynwyd, Pennsylvania. From 1987 to 1999 he was the Founder and Chief Executive Officer of Actium Corporation.

Executive Officers Who Are Not A Director:

         Douglas R. Moore is the Senior Vice President, Finance and Operations, of the Company and Chief Operating Officer of the Bank. Mr. Moore is also the Chief Financial Officer of TGH Securities, a wholly owned subsidiary of the Company. Prior to joining the Company and the Bank in September 1998, Mr. Moore was the Chief Financial Officer of Commerce Capital Markets from 1995 to 1998 and a Senior Manager in the financial services group of Deloitte & Touche LLP from 1984 to 1995.

         Pamela M. Cyr, CPA, is the Senior Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Company and the Bank in September 1998, Ms. Cyr was the Controller of Commerce Capital Markets from 1995 to 1998 and a Manager in the financial services group of Deloitte & Touche LLP from 1989 to 1995.

Meetings and Committees of the Board of Directors

         The business of Board of Directors of the Company is conducted through meetings of the Board of Directors and the committees of the Board of the Company. During the year ended December 31, 2002, the Board of Directors of the Company held 12 regular meetings and two special meetings. During the year ended December 31, 2002, no directors attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

         The Compensation Committee of the Company consists of Directors Hellauer (Chairman), Lamb, Murray and Dr. Domanski, who is a director of the Bank. The committee is a standing committee and meets at least annually to review the performance of the Company's and the Bank's officers, and to determine compensation programs and adjustments. The Compensation Committee met two times during fiscal 2002 to consider compensation.

         The Company's Nominating Committee consists of directors Hellauer, McGill, Jr., Lamb and Naessens. The committee presents its recommendation of nominees for directors to the full Board of Directors. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company's Articles of Incorporation. The Nominating Committee met one time during 2002.

         The Audit Committee consists of non-employee directors Anderson (Chairman), Domanski, Hellauer, Lamb, and Murray. The Board of Directors has determined that each of the members of the Audit Committee satisfy the requirements of the Nasdaq Stock Market as to independence, financial literacy and experience. The Board of Directors have adopted a written audit charter. The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company's audit program.

         The Chairman of the Audit Committee also receives and reviews all the reports and findings and other information presented to him by the Bank's internal auditor. In addition to regularly scheduled meetings, the Audit
Committee is available either as a group or individually to discuss with management and the Bank's internal auditor and the Bank's independent outside auditors, any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met four times during the fiscal year ended December 31, 2002.

Audit Committee Report

         Review of Audited Financial Statements with Management.

         The Audit Committee reviewed and discussed the audited financial statement for the year ended December 31, 2002 with the management of the Company.

         Review of Financial Statements and Other Matters with Independent Accountant.

         The Audit Committee discussed with Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent accountants, the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Deloitte & Touche its independence.

         Recommendation that Financial Statements be Included in Annual Report.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         Audit Committee:

                  Add B. Anderson, Chairman
                  Dr. Robert E. Domanski, M.D.
                  James C. Hellauer
                  William A. Lamb, Sr.
                  Charles A. Murray

Audit Fees

         The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of the Company's consolidated annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q were $93,000.

Financial Information Systems Design and Implementation Fees

         For the 2002 fiscal year, Deloitte & Touche did not render to the Company and its consolidated subsidiaries professional services for financial information systems design and implementation.

All Other Fees

         The aggregate fees billed by Deloitte & Touche to the Company and its consolidated subsidiaries for all other services other than those covered under "Audit Fees" for the 2002 fiscal year were $34,000.

         The Audit Committee considered whether the provision of the non-audit services listed under "All Other Fees" above were compatible with maintaining Deloitte & Touche's independence.

-------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
-------------------------------------------------------------------------------

Director Compensation

         Non-officer members of the Bank's Board received meeting fees of $500 per meeting attended during the 2002 fiscal year plus a $9,000 annual retainer. Additionally, non-officer members of the Bank Board's loan committee were paid $300 for each meeting attended during fiscal 2002. Audit Committee members received a $1,000 retainer and were paid $300 per audit committee meeting attended. The Bank paid a total of $118,800 in directors' fees for the fiscal year ended December 31, 2002. The Company does not pay any additional compensation for membership on its Board of Directors.

         Under the Bank's Restricted Stock Plan ("RSP") adopted in 1999, each non-employee director was awarded 6,000 shares of Common Stock. For all non-employee directors, RSP shares are vested at the rate of 20% per year, commencing on the effective date of grant. For Messrs. McGill, Jr. and Naessens, RSP shares were first vested at the rate of 20% one year from the effective date of grant. Under the RSP, Mr. McGill, Jr. received 85,913 RSP shares and Mr. Naessens received 49,251 RSP shares. In accordance with the RSP, dividends are paid on shares awarded or held in the RSP. All Non-employee directors, except Francis E. McGill, III, were awarded options to acquire 2,500 shares of Common Stock in July 2002, at an exercise price of $10.86 per share.

         Mr. Naessens retired as an officer of the Company and the Bank in December 2002. As of January 6, 2003, Mr. Naessens has been engaged as a consultant to the Company at the rate of $2,083 per month with a term of 12 months. Mr. Naessen's services shall include periodic meetings with the Company's Chief Financial Officer regarding Company financial reporting matters, among other duties.

Executive Compensation

         Summary Compensation Table. The following table sets forth for the year ended December 31, 2002, certain information as to the compensation received by the Chief Executive Officer and each executive officer of the Company who received total cash compensation in excess of $100,000. All compensation is paid by the Bank.

                                            Annual Compensation        Long Term Compensation Awards
                                            -------------------        -----------------------------

                                                                                        Securities
Name and                     Fiscal                                Restricted Stock     Underlying          All Other
Principal Position            Year       Salary($)    Bonus($)         Awards($)      Options/SARs (#)   Compensation($)
------------------            ----       ---------    --------         ---------      ----------------   ---------------

John F. McGill, Jr.           2002        261,250      23,418             --               15,000           39,094(1)
Chairman of the Board         2001        261,250      41,000             --                 --             41,837
and Chief Executive           2000        261,250      40,000             --                 --             60,515
Officer
Jerry A. Naessens             2002        225,000      15,862             --                 --             99,893(2)
Executive Vice President      2001        225,000      21,500             --                 --             35,678
and Chief Financial           2000        225,000      22,000             --                 --            148,022
Officer(4)
Douglas R. Moore              2002        157,000      11,068             --                5,000           20,745(3)
Senior Vice President         2001        142,700      21,500             --                 --             25,351
                              2000        124,800      20,000             --                 --              5,598

----------------------------

(1) Represents an allocation of 2,038 shares under the ESOP, at a cost basis of $10 per share ($20,380), 401(k) matching contributions by the Bank of $3,250, and $15,464 of restricted stock plan dividends. At December 31, 2002, the allocated ESOP shares had a market value of $23,865.
(2) Represents an allocation of 2,032 shares under the ESOP, at a cost basis of $10 per share ($20,320), 401(k) matching contributions by the Bank of $5,158, an accrual of $65,550 under the supplemental retirement plan, and $8,865 of restricted stock plan dividends. At December 31, 2002, the allocated ESOP shares had a market value of $23,795.
(3) Represents an allocation of 1,493 shares under the ESOP, at a cost basis of $10 per share ($14,930), 401(k) matching contributions by the Bank of $3,925 and $1,890 of restricted stock plan dividends. At December 31, 2002, the allocated ESOP shares had a market value of $17,483.
(4) Mr. Naessens retired as an employee and officer of the Company and the Bank as of December 2002. He continues to serve as a director of the Company and the Bank.

         Stock Awards. The following table sets forth information with respect to previously awarded stock options to purchase the Common Stock granted in fiscal 2002 to the named executive officers and held by them as of December 31, 2002. The Company has not granted to the named executive officers any stock appreciation rights.

                        Option Grants in Last Fiscal Year
                        ---------------------------------


                                    Individual Grants
--------------------------------------------------------------------------------
                                                                                          Potential Realizable
                       Number of         Percentage of                                      Value at Assumed
                       Securities        Total Options      Exercise                     Annual Rates of Stock
                       Underlying          Granted to       or Base                      Price Appreciation for
                        Options           Employees in       Price        Expiration         Option Term(1)
                                                                                        -----------------------
  Name                 Granted(#)         Fiscal Year        ($/Sh)          Date            5% ($)   10% ($)
---------------------------------------------------------------------------------------------------------------
John F. McGill, Jr.      15,000             18.4%             11.71         12/31/12       110,465     279,941
Douglas R. Moore          5,000              6.1%             11.71         12/31/12        36,822      93,314

----------------------

(1) The amounts represent certain assumed rates of appreciation only over a ten-year period. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                      OPTION VALUES

                                                                    Number of
                                                                    Securities
                                                                    Underlying        Value of Unexercised
                                                                   Unexercised            in-the-Money
                                                                    Options at        Options at December
                                    Shares                      December 31, 2002         31, 2002 ($)
                                 Acquired on         Value       (#) Exercisable/         Exercisable/
Name                             Exercise (#)     Realized($)     Unexercisable          Unexercisable
----                             ------------     -----------     -------------          -------------
John F. McGill, Jr.                   --               --        176,575 / 10,000      476,753 / -- (1)
Chief Executive Officer

Jerry A. Naessens,                    --               --        117,845 /     --      326,431 / -- (2)
Executive Vice President and
Chief Financial Officer

Douglas R. Moore                      --               --         40,167 /  3,333      106,844 / -- (3)
Senior Vice President

(footnotes continue on next page)

------------------

(1) Based on the average exercise price of $9.01 and the closing price of the Common Stock of $11.71 on December 31, 2002.

(2) Based on the average exercise price of $8.94 and the closing price of the Common Stock of $11.71 on December 31, 2002.

(3) Based on the average exercise price of $9.05 and the closing price of the Common Stock of $11.71 on December 31, 2002.

Other Benefits

         Supplemental  Retirement  Agreement.  The Bank  entered  into a non-tax qualified retirement and death benefit agreement with Mr. Naessens. In recognition of the services provided by Mr. Naessens to the Bank, the retirement agreement provides that Mr. Naessens (or his spouse) shall receive at age 67 a monthly retirement benefit of $4,167. As of December 31, 2002, deferred compensation under the supplemental retirement plan for Mr. Naessens was approximately $408,036, and such benefit under the plan was vested. Mr. Naessens retired as an officer and employee of the Bank and the Company as of December 31, 2002, and monthly retirement benefits commenced as of January, 2003. In December 2002, the Bank entered into a Split Dollar Life Insurance Agreement with Mr. Naessens under which the Bank assigned $250,000 of life insurance proceeds to Mr. Naessens on his death.

         Employment Agreement. The Bank and Company have an employment agreement with John F. McGill, Jr., Chief Executive Officer. The employment agreement is for a term of three years and may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion. If the employee shall become disabled during the term of the employment agreement, the employee shall nevertheless continue to receive payment of his base salary for a period of 12 months but such period shall not exceed the remaining term of the employment agreement, and 65% of such base salary for the remaining term of the employee's employment agreement. Disability payments under the employment agreement shall be reduced by any other benefit payments made under other disability programs in effect for Bank employees.

         The agreement may also be terminable by the Bank for "just cause" as defined in the employment agreement. If the Bank terminates the employee without just cause, the employee will be entitled to a continuation of his salary from the date of termination through the remaining term of the employment agreement, but not less than 18 months. The employment agreement contains a provision stating that in the event of the termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, the employee will be paid a lump sum amount equal to 2.999 times his annual average taxable compensation for the five most recent years. If such payments were to be made under the employment agreement, as of December 31, 2002, such payments would equal approximately $1,175,080.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Directors Hellauer (Chairman), Lamb, Murray and Dr. Domanski at December 31, 2002. No member of the Committee is, or was during 2002, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2002, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Compensation Committee Report on Executive Compensation

         The Compensation Committee establishes the policy for compensation of executive officers of the Company. The goals of the Committee are to assist the Company in attracting and retaining qualified management, to motivate executives to achieve performance goals, rewarding management for exceptional performance and ensuring that the interests of the Company's management and stockholders are satisfied. The Committee accomplishes this through an appropriate mix of competitive base salaries, bonuses and stock based incentives, guided by the Company's Executive Incentive Compensation Plan.

         The  Committee   considered  the  following  factors  among  others  in
determining base salary levels for executive officers, including the chief executive officer.

          o    The performance of the executive officer during the year.

          o    The compensation paid by banks and thrifts of comparable size.

          o The Committee annually targets the 25th percentile for annual base salary for executives based on a survey of national financial services companies, publicly owned, with total assets of less than $2 billion and gross revenues of $600 million or less.

     The Committee reviewed Mr. John F. McGill's base salary level. The Committee determined it was appropriate to increase Mr. McGill's salary effective January 2003 from $261,250 to $286,250 placing Mr. McGill's base salary towards the 50th percentile of the above-mentioned survey rather than the 25th percentile. The Committee renewed Mr. McGill's employment agreement.

     The Committee grants bonuses to executive officers based upon the attainment of specific Company objectives for the year. The Company's objectives includes reaching target levels of core deposit growth, loan growth, and earnings growth of the Company and the Bank. The opportunity levels are weighted more heavily on earnings growth than core deposit and loan growth. The amounts of the 2002 bonuses were based on the formula in the existing bonus plan.

         The Committee also considers the granting of stock options each year. The Committee considers Company and Bank performance, attainment of strategic goals and the number of options available for grant. The amount of options granted each year is at the sole discretion of the Committee. In 2002, the Committee granted options to executive officers including Mr. McGill who was granted 15,000 options. The Committee believes it is important for the Company's executive officers to have a financial stake in the future performance of the Company aligning their interests with all shareholders.

Compensation Committee:

         James C. Hellauer, Chairman
         Dr. Robert E. Domanski, M.D.
         William A. Lamb, Sr.
         Charles A. Murray

Certain Related Transactions

         The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences, home equity loans and consumer loans to its officers, directors and employees. The loans are made in the ordinary course of business and also made on the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

         Director Francis E. McGill, III is the sole proprietor of McGill and McGill, a law firm in Philadelphia, Pennsylvania. During the year ended December 31, 2002, the law firm of McGill and McGill received approximately $151,000 in fees from the Bank for legal services.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         Set forth below is a performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the total return index for domestic companies listed on The Nasdaq Stock Market, (b) the total return index for banks listed on The Nasdaq Stock Market, and (c) the total return index for companies on the Standard & Poor's 500. The total return indices of The Nasdaq Stock Market are computed by the Center for Research in Security Prices ("CRSP") at the University of Chicago. The Standard & Poor's 500 is computed by SNL Securities LC, Charlottesville, Virginia. All four investment comparisons assume the investment of $100 as of the close of trading on July 14, 1998 (the date of initial issuance of the Common Stock) and the reinvestment of dividends when paid. In the performance graph below, the periods compared were July 14, 1998 and each subsequent year end through December 31, 2002.


                               [GRAPHIC OMITTED]

=======================================================================================================
                             7/14/98($)   12/31/98($)  12/31/99($)  12/31/00($)  12/31/01($) 12/31/02($)
=======================================================================================================
Thistle Group Holdings, Co.      100          97           72            86           108         133
CRSP Nasdaq Bank Index           100          93           89           102           110         113
CRSP Nasdaq U.S. Index           100         113          209           126           100          69
S&P 500 Index                    100         105          127           116           102          79
=======================================================================================================

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.


--------------------------------------------------------------------------------
       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

         Deloitte & Touche was the Company's independent accountant for the fiscal year ended December 31, 2002. The Board of Directors has approved the selection of Deloitte & Touche as its independent accountants for the fiscal year ending December 31, 2003, subject to ratification by the Company's stockholders. A representative of Deloitte & Touche is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128, no later than November 20, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act. In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office by February 16, 2004.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.



                                    BY ORDER OF THE BOARD OF DIRECTORS





                                    /s/Francis E. McGill, III
                                    ----------------------------------
                                    Francis E. McGill, III, Secretary


Philadelphia, Pennsylvania
March 19, 2003

APPENDIX

--------------------------------------------------------------------------------
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
                                 (215) 483-2800
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 2003
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Thistle Group Holdings, Co. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, 19004 on Wednesday, April 16, 2003, at 9:30 a.m., local time, and at any and all adjournments thereof, as follows:
                                                     FOR            WITHHELD
                                                     ---            --------

1. The election as director of all nominees listed below each for a 3 year term:

          Add B. Anderson, Jr.                       |_|               |_|
          Francis E. McGill, III


INSTRUCTIONS:  To  withhold  your vote for any  individual  nominee,  insert the
-------------
nominee's name on the line provided below.

--------------------------------------------------------------------------------

                                                    FOR    AGAINST   ABSTAIN
                                                    ---    -------   -------

2.        Proposal to ratify the appointment
          of Deloitte & Touche LLP as independent
          accountants of the Company for the
          fiscal year ending December 31, 2003.     |_|      |_|       |_|


          The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT
THE MEETING
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy.

          The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an Annual Report to Stockholders, a Notice of the Meeting and a Proxy Statement dated March 19, 2003.


                                                   Please check here if you
Dated:                        , 2003       |_|     plan to attend the Meeting.
       -----------------------



------------------------------            -----------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER



------------------------------            -----------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                                      A - 2